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                                                                     Exhibit 5-1

                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP


                                October 9, 2001


Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067

          Re:  Northrop Grumman Corporation
               ----------------------------
               Registration Statement on Form S-3
               ----------------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel for Northrop Grumman Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $2,000,000,000 aggregate principal amount of the Company's senior and subordinated debt securities (collectively, the "Debt Securities"); warrants to purchase Debt Securities ("Debt Warrants"); preferred stock, par value $1.00 per share ("Preferred Stock"); common stock, par value $1.00 per share ("Common Stock"); warrants to purchase shares of Common Stock, Preferred Stock or other securities ("Equity Warrants"); stock purchase contracts (the "Stock Purchase Contracts") and stock purchase units (the "Stock Purchase Units"). The Debt Securities, Debt Warrants, Preferred Stock, Common Stock, Equity Warrants, Stock Purchase Contracts and Stock Purchase Units are herein referred to collectively as the "Securities". The Securities may be issued from time to time by the Company after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

          We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the form of Senior Indenture between the Company and The Chase Manhattan Bank, as trustee (the "Senior Indenture"), (ii) the form of Subordinated Indenture between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Indenture"), (iii) the amended Certificate of Incorporation and By-Laws of the Company, (iv) the forms of debt warrant agreement and equity warrant agreement (the "Warrant Agreements"), each between the Company and one or more warrant agents (each, a "Warrant Agent") relating to the Debt Warrants of the Equity Warrants, as the case may be, and such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuine

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Northrop Grumman Corporation
October 9, 2001
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ness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by Company officials and statements of fact contained in the documents we have examined.

          On the basis of the foregoing and having regard for legal considerations we deem relevant, we are of the opinion that:

          (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

          (2) Upon the taking of appropriate corporate action by the Company; the effectiveness of the Registration Statement under the Act; the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939; the compliance with the "blue sky" laws of certain states; the due execution and delivery by the parties thereto of (a) the Senior Indenture and Subordinated Indenture and each amendment of or supplement thereto, as the case may be (each such Indenture, as so amended or supplemented, being referred to as an "Indenture", and the Trustee under any Indenture being referred to as a "Trustee") and (b) a Warrant Agreement relating to Debt Warrants, and each amendment of or supplement thereto (each such Warrant Agreement, as so amended or supplemented, being referred to as a "Debt Warrant Agreement"), assuming that the relevant Indenture and Debt Warrant Agreement are consistent with the forms thereof filed as exhibits to the Registration Statement; and the due execution of the Debt Securities and the Debt Warrants on behalf of the Company, the Debt Securities and the Debt Warrants will be duly and validly authorized and, when the Debt Securities are duly authenticated by the relevant Trustee and the Debt Warrants are duly authenticated by the relevant Warrant Agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the relevant Prospectus included therein, the Debt Securities and the Debt Warrants will be valid and binding obligations of the Company, entitled to the benefits of the relevant Indenture and Debt Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (3) Upon the taking of appropriate corporate action by the Company and its shareholders, including the approval of the terms of any class or series of Securities; the effectiveness of the Registration Statement under the Act; the due

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Northrop Grumman Corporation
October 9, 2001
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execution and delivery by the parties thereto of a Warrant Agreement relating to
Equity Warrants, and each amendment thereof or supplement thereto (each such Warrant Agreement, as so amended or supplemented, being referred to an "Equity Warrant Agreement"), assuming that the relevant Equity Warrant Agreement is consistent with the form thereof filed as an exhibit to the Registration Statement and the due execution of the Equity Warrants on behalf of the Company, the Equity Warrants will be duly and validly authorized and, when duly authenticated by the relevant Warrant Agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the relevant Prospectus included therein, the Common Stock and the Preferred Stock will be validly issued, fully paid and nonassessable and the Equity Warrants will be valid and binding obligations of the Company, entitled to the benefits of the Equity Warrant Agreement except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (4) The Stock Purchase Contracts, when (i) the underwriting or similar agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered by the parties thereto, (ii) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof and
(iii) the Stock Purchase Contracts have been delivered and paid for by the purchasers thereof, the Stock Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (5) The Stock Purchase Units, when (i) the underwriting or similar agreement for the Stock Purchase units has been duly authorized, executed and delivered by the parties thereof, (ii) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof and (iii) the Stock Purchase Units have been delivered and paid for by the purchasers thereof, the Stock Purchase Units will be validity issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Debt and Equity Securities" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                     Very truly yours,



                                     /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP